                                                                      EXHIBIT 21
                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                      SUBSIDIARY LIST AT DECEMBER 31, 2001


                                                                           OWNERSHIP
ENTITY                                                                    PERCENTAGE
------                                                                    ----------
Liberty Satellite & Technology, Inc.
         TSAT Holdings I, Inc.                                              100.00%
                  Liberty Satellite, LLC                                     10.59%
                           Liberty Satellite Brazil Bonds, Inc.             100.00%
                           LSAT Astro LLC                                    86.01%
                           Liberty Aero, LLC                                100.00%

         TSAT Holdings II, Inc.                                             100.00%
                  LSAT Astro LLC                                             13.99%

         Tempo Satellite, Inc.                                              100.00%